Exhibit 99.1

Fourth Quarter 2004 Earnings

Mellon Financial Corporation Asset Management

Institutional Asset Management Mutual Funds Private Wealth Management

Corporate and Institutional Services

Asset Servicing

Human Resources & Investor Solutions Treasury Services

0

Cautionary Statement

A number of statements (i) in our presentations, (ii) in the accompanying slides and (iii) in the responses to your questions are “forward-looking statements”. These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, the use of excess capital, anticipated quarterly net interest revenue for 2005, asset management revenue sensitivity, interest rate sensitivity analysis, the expected tax rate, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of recent and any further terroristic acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of January 19, 2005, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Non-GAAP Measures: In this presentation we will discuss some non-GAAP measures in detailing our Company’s performance. The reconciliation of those measures to the most comparable GAAP measures is included in the actual presentation, in the related earnings press release or contained in the appendix of this presentation.

1

The contents of this conference call and webcast, and any related material, is the property and copyright of Mellon Financial Corporation. This conference call and webcast may not be reproduced, recorded, broadcast, disseminated, published, sold or otherwise used for public or commercial purposes, without the express written consent of Mellon and the relevant information providers. The archived version of this conference call and related series of graphics will be available on our website (mellon.com) until Wednesday February 2, 2005 at 5 p.m. EST.

The following discussion contains statements that are considered forward-looking statements. Actual results may differ materially from those expressed or implied due to a variety of factors that are described in our Annual Report on Form 10-K for the year-ended December 31, 2003, in subsequent quarterly reports on Form 10-Q and in the slides that accompany the web cast version of this presentation available at www.mellon.com. These forward-looking statements speak only as of January 19, 2005, and Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Participating in this morning’s call are Marty McGuinn, Mellon’s Chairman and Chief Executive Officer; Steve Elliott, Mellon’s Senior Vice Chairman and Mike Bryson Mellon’s Chief Financial Officer.

4th Quarter 2004 Highlights

Continuing Operations fully diluted EPS of $.47 .

Continuing Operations return on common equity of 20% (Full Year 2004 – 21%)

Asset Management

– Long-term flows of $16B (Full Year 2004) and $8B (4Q04) - record level of assets under management of $707B

– Strong investment performance

?? 60MM of performance fees

– Dreyfus – record level of separate accounts $10.1B

– Private Wealth Management completed acquisition of Providence Group Investment Advisory (Rhode Island)

2

Mellon’s earnings from continuing operations of 47 cents for the fourth quarter exceeded most expectations and reflected the benefit of continued momentum in our Asset Management and Asset Servicing businesses as well as an improved market environment.

Mellon continues to generate a strong return on equity – 20% in the fourth quarter and 21% for the full year.

We ended the year with a record level of assets under management of $707 billion, an increase of 8% compared to the end of 2003 – an impressive performance given our balanced mix of equities, fixed income and cash.

Investment performance remained strong as reflected by the record level of performance fees for the fourth quarter and the full year. In 2004 performance fees increased by 80% to $127 million, a reflection of our investment performance as well as our focus on actively managed investment strategies.

During the fourth quarter, Dreyfus continued to see positive flows into separate accounts and finished 2004 with $10.1B in this important product offering – a record level and an increase of 53% over the prior year.

During the quarter PWM closed on its third acquisition for the year and now operates from 62 locations in 14 states.

4th Quarter 2004 Highlights

Corporate & Institutional Services

– Net custody conversions of $188B (Full Year 2004) and $25B (4Q04) – record level of assets under custody / administration of $3.3T .

– Awarded additional investment manager outsourcing mandate resulting from F&C/ISIS merger – total assets of $225B

– Announced acquisition of DPM – hedge fund administration company

– Completed acquisition of SourceNet Solutions – adding to GCM product capability

– HR&IS reached expense reduction goal

New headquarters lease and severance

3

In addition to a record level of assets under management, we ended 2004 with a record level of assets under custody and administration, in excess of $3.3 trillion, an increase of 18% compared to the end of 2003 and an unannualized increase of 8% in the 4th quarter compared to the end of the third quarter.

During the fourth quarter we enjoyed a number of significant wins in Asset Servicing: the mandate to provide investment manager outsourcing to the newly merged F&C Asset management, mutual fund custody for ManuLife in Canada, custody for the Los Angeles Department of Water and Power and the Louisiana State Employees Retirement Fund as well as a number of other wins in North America and Europe. These wins provide solid momentum going into 2005.

While not part of our 2004 results, yesterday we announced an important acquisition for the Asset Servicing business. DPM, based in NJ, will provide a key product capability to Mellon – hedge fund administration, supporting our asset servicing efforts for institutional asset managers. The acquisition of DPM, with 91 clients and $30B in assets under administration, provides us with significant scale for the fastest growing asset class in the North American and European markets.

In Global Cash management we completed the acquisition of SourceNet, adding accounts payable outsourcing to the product capabilities of this treasury service business. We have already begun to see new sales opportunities, as this product can provide significant cost savings for the treasury operations of our corporate and institutional clients.

Over the past 18 months we have achieved our targeted level of expense savings in Human Resources and Investor Solutions, and profitability clearly improved from breakeven levels in 2003 to pretax income of $56 million in 2004. But, weak levels of corporate spending and lower levels of capital markets activity during 2004 have impacted revenue growth.

Duplicate slide for speaking notes only

4th Quarter 2004 Highlights

Corporate & Institutional Services

– Net custody conversions of $188B (Full Year 2004) and $25B (4Q04) – record level of assets under custody / administration of $3.3T

– Awarded additional investment manager outsourcing mandate resulting from F&C/ISIS merger – total assets of $225B

– Announced acquisition of DPM – hedge fund administration company

– Completed acquisition of SourceNet Solutions – adding to GCM product capability

– HR&IS reached expense reduction goal

New headquarters lease and severance

3

That said, new business opportunities remain encouraging. During the fourth quarter, we generated $37 million in new sales, including an additional 10 Health Savings Account clients. The level of both our early and late stage pipeline increased in the fourth quarter, including outsourcing opportunities, to $270 million. We continue to see cross-selling opportunities with our institutional client base, and we have continued to invest to deliver new capabilities to our clients.

At the same time the industry landscape is evolving - through industry consolidation as well as increased competition from the technology services sector. Based on these external factors as well as the level of continued investment required, the timetable to reach acceptable profitability has extended. As we weigh the investment requirements for all of our core sectors, and as I noted at the Goldman Sachs Bank CEO Conference in December, we continue to review the options for Human Resources & Investor Solutions.

At the end of the fourth quarter Mellon executed a new lease on its Pittsburgh headquarters building, which will now run through through 2028. The new lease resulted in a benefit to our occupancy expense in the fourth quarter, and will also will have a positive impact in our occupancy expense going forward.

In connection with our continued focus on productivity improvements throughout the entire Corporation, we recorded a severance charge of $13 million in the 4th quarter.

Together, the new lease and the impact of the severance will largely offset expected increases in expenses in 2005 associated with the higher cost of pensions and stock options.

Deliver Positive Operating Leverage

Core Sectors*

Growth ( ($millions) 2004 vs. 2003*

Fee Revenue $271 8%

Net Interest Revenue (104) $167 (15%) 4%

Operating Expense 102 3%

Core Sectors 2004 2003*

Pre-Tax Margin 26% 25%

* The expenses associated with repositioning HR&IS have been excluded from 2003 ($47MM).

4

One of Mellon’s key goals is to deliver positive operating leverage.

We delivered on this goal in 2004 despite lower net interest revenue. Strong growth in fee revenue combined with a well-controlled expense base resulted in higher pre-tax margins in our core sectors.

The 8% growth in fee revenue, compared to 2003, reflects increased levels of net new business, improved investment performance and stronger equity market conditions, as well as the positive impact of the weaker dollar.

Net interest revenue represents approximately 10% of our revenue base. Our deposit gathering businesses (Private Wealth Management, Asset Servicing, Investor Services and Corporate Cash Management as well as the money market operations of Dreyfus) are positioned to benefit over time from a higher rate environment. Mike Bryson will provide further comment on net interest revenue and the impact of rising interest rates in his review of our sector performance.

Expense Management

($millions)

3Q04 Total Operating Expense $799

Incremental incentives (primarily Asset Mgmt)* 31

Growth related 31

Acquisitions* 15

Higher out-of-pocket / weaker dollar 14

Severance 13

Other credits / charges* (6)

4Q04 Total Operating Expense $897

* Acquisition related incentives included in the Acquisitions line. Other credits / charges represent - $17MM credit resulting from a reduction in a sublease loss reserve related to the execution of a new lease for our Pittsburgh headquarters building and a $11MM loss associated with the trade execution of securities.

5

In the fourth quarter of 2004 expenses rose by over 12% compared to the prior quarter, based largely on growth in revenues from seasonality and new business.

I want to highlight some of the major drivers of the expense growth

•	First, almost all of the increase in incentives is related to Institutional Asset Management, a reflection of the record level of performance fees as well as the stronger net new business won in the fourth quarter. The fourth quarter is seasonally our strongest quarter for performance fees and the results in the fourth quarter of 2004 exceeded our expectations.

•	Second, we saw an increase in our expenses associated with new business across all of our core sectors.

•	Acquisitions, primarily related to Institutional Asset Management, added an incremental $15 million

•	Expenses increased due to higher out-of-pocket expenses and a weaker dollar, and from the severance charge I just discussed.

•	Finally, our expense base was reduced by $6 million, the net impact of an operating loss associated with an error in the trade execution of securities in Institutional Asset Management and the reductions in occupancy expense associated with the execution of the new lease for our Pittsburgh headquarters.

Continue Aggressive Expense Management

($millions)

4Q04 Total Operating Expense $897

Less:

4Q04 Performance fee incentives (26)

Severance (13)

Out-of-pocket / Other credits / charges (8)

Adjusted 4Q04 Total Operating Expense 850

Higher pension / stock option expense 8 - 9

Lower occupancy (4 – 5)

Benefits of severance in 4Q04 (3 – 4)

Expected 1Q05 Base Operating Expense Before Growth and Performance Fee Incentives $850 - 855

6

We begin the first quarter with base operating expenses expected to be in the range of $850-855 million.

This base is prior to growth in the businesses or the cost of incentives related to performance fees from Institutional Asset Management.

The increased cost of pensions and stock options impact us immediately, but as I noted earlier these costs are largely offset by the benefits associated with the new lease for our Pittsburgh headquarters building as well as the benefits from the fourth quarter severance charge.

We believe Mellon’s expense base remains well-controlled.

I would now like to turn the call over to Mike Bryson who will review the results of our two business groups, beginning with Asset Management.

Business Sector Performance

Asset Management

Growth ($ millions) 2004 vs. 2003

Fee Revenue $213 15%

Net Interest Revenue (11) $202 (5%) 12%

Operating Expense 113 10%

2004 2003

Pre-Tax Margin 34% 33%

7

Thank you Marty. Before I expand the discussion of our Core Sector results, I would like to comment on two reporting changes made in the fourth quarter of 2004. First, the Corporation adopted discontinued operations accounting for certain businesses in Australia, whose results were previously recorded primarily in the Institutional Asset Management sector. A portion of these businesses were divested during the quarter with the remaining business expected to be sold in 2005. Second, the Corporation began to record the gross amount of expense reimbursements from its joint ventures as other revenue. Previously, expense reimbursements were reported as a reduction of various expenses. Prior period amounts have been reclassified for these changes.

Turning now to Asset Management, the Group continued its strong performance in 2004, delivering positive operating leverage, as the pretax margin increased to 34% for 2004, compared to 33% in 2003. Fee revenue increased $213 million, or 15%, over this period, driven by net new business, record performance fees and the positive impact of improved equity markets. Expenses in support of this growth grew by $113 million, or 10%, well below the fee revenue growth rate. I would note that the 2004 expense total included approximately $8 million of severance expense as well as an $11 million loss associated with the trade execution of securities which was included in the Institutional Asset Management results.

Duplicate slide for speaking notes only

Business Sector Performance

Asset Management

Growth ($millions) 2004 vs. 2003

Fee Revenue $213 15%

Net Interest Revenue (11) $202 (5%) 12%

Operating Expense 113 10%

2004 2003

Pre-Tax Margin 34% 33%

7

Looking at the individual asset management businesses, Institutional Asset Management continued to be the key driver of this strong performance. For 2004, the operating margin for this sector increased to 29%, compared to 21% for 2003. Fee revenue increased 34% year-over-year, driven by higher investment management fees due to the impact of net new business, record performance fees, improved equity markets and the favorable impact of foreign exchange translation rates. Expenses increased 21% year-over-year, largely in support of revenue growth. In addition to the $11 million loss noted earlier, 2004 expenses included $5 million of severance expense compared to $2 million of severance in 2003.

For the Mutual Fund sector, increased fee revenue from a record level of separate accounts and the impact of higher equity markets was more than offset by the decline in money market fees, as the latter continues to temper the overall growth in this sector. Management remained focused on aggressively controlling expenses, as expenses declined $10 million or 3%, in 2004 compared to 2003.

Turning to the Private Wealth Management sector, fee revenue for 2004 increased 5% compared to 2003, driven by improved equity market conditions and net new business. Partially offsetting the increase in fee revenue was a decline in net interest revenue driven by the interest rate environment. Expenses increased 7% as Private Wealth Management continued to invest in the expansion of their geographic footprint. As Marty noted earlier, Private Wealth closed on the Providence Investment Advisory acquisition, representing their seventh acquisition over the last four years.

Let’s now review the results of the Corporate & Institutional Services Group.

Business Sector Performance

Corporate & Institutional Services

2004 vs. 2003*

Growth ($ millions)

Fee Revenue $58 3%

Net Interest Revenue (93) ($35) (19%) (1%)

Operating Expense (11) (1%)

2004 2003*

Pre-Tax Margin 20% 20%

* The expenses associated with repositioning HR&IS have been excluded from 2003 ($47MM).

8

The results of the Corporate & Institutional Services Group have been directly impacted by the challenging interest rate environment that Marty noted earlier in the presentation. Our expense management efforts, particularly in Human Resources & Investor Solutions, have helped to offset the top-line weakness, so that operating leverage for 2004 was flat as reflected in the pretax margin on the slide.

For 2004, fee revenue grew $58 million compared to 2003, driven by higher institutional trust and custody fees, foreign exchange revenue and securities lending revenue. Net interest revenue levels continue to be negatively impacted by the historically low interest rate environment. However, expenses for the Group, excluding the 3rd quarter of 2003 pretax charge of $47MM related to the repositioning of the Human Resources & Investor Solutions sector, declined $11 million, or 1% over this period, driven primarily by the expense reduction initiatives in the HR&IS sector.

Drilling down to the individual business sectors…

The Asset Servicing business continued its strong performance in 2004, delivering positive operating leverage as the pretax margin increased to 21% for 2004, compared to 20% for 2003. Fee revenue increased 13% in 2004 compared to the prior year, driven by strong FX fees due to increased customer flows and market volatility, higher securities lending revenue and higher institutional trust and custody fees reflecting the benefit of improved market conditions, as well as the impact of net new business, as our domestic custody operations, Mellon European Fund Services, and our joint ventures in Europe and Canada continue to win new business. Assets under custody and administration for the Corporation reached a record level at quarter end – totaling $3.3 trillion.

Duplicate slide for speaking notes only

Business Sector Performance

Corporate & Institutional Services

2004 vs. 2003*

Growth ($ millions)

Fee Revenue $58 3%

Net Interest Revenue (93) ($35) (19%) (1%)

Operating Expense (11) (1%)

2004 2003*

Pre-Tax Margin 20% 20%

* The expenses associated with repositioning HR&IS have been excluded from 2003 ($47MM).

8

As Marty noted earlier, we have achieved our targeted level of expense savings in Human Resources & Investor Solutions, and profitability clearly improved from breakeven levels in 2003 to pretax income of $56 million in 2004. The expense reduction efforts were the primary driver behind the increase in profitability. And while we have seen improvement in outsourcing and administration year-over-year, overall revenue growth was tempered due to lower corporate discretionary spending and reduced capital markets activity during 2004.

The results for the Treasury Services sector continued to be impacted by the interest rate environment, as lower net interest revenue more than offset the year-over-year decline in expenses. As evidenced by a series of growth and efficiency initiatives, management remains focused on improving top-line growth and enhancing productivity. Marty noted the recent SourceNet acquisition which enhances Cash Management’s product capabilities. In addition, expense control remains a priority, as we are continuing to increase our off-shoring efforts and reduce headcount. Included in Treasury Services’ 4th quarter results was a $5 million charge for severance.

Net Interest Revenue

4th Qtr 3rd Qtr

2004 2004

Net Interest Revenue (FTE) $118MM $115MM

Net Interest Margin (FTE) 1.94% . 2.03%

Remained asset / liability neutral at 12/31/04 Anticipate quarterly net interest revenue (FTE) to be in the mid/upper end of the $115-120 million range

9

Net interest revenue, on a fully-taxable equivalent basis totaled $118 million for the fourth quarter of 2004, an increase of $3 million over the prior quarter, and at the upper end of our $115-120 million guidance range, resulting from a higher level of interest earning assets, driven primarily by deposit growth in the Treasury Services and Asset Servicing sectors, partially offset by lower margins.

At December 31, 2004, the Corporation was essentially asset / liability neutral, consistent with last quarter, reflecting our focus on reducing interest rate risk in our portfolio by reinvesting prepayments in floating and adjustable rate securities.

As we have emphasized in the past, our balance sheet is driven by core deposits captured through our processing and private wealth businesses which are less price sensitive than purchased funds. This helps insulate us against the impact of rising rates. Despite five 25 basis point increases by the Fed starting at the end of the 2nd quarter of 2004, the cost of our interest bearing domestic deposits increased by only 46 basis points in the 4th quarter of 2004 compared to 2nd quarter of 2004.

Assuming a continued gradual and measured increase in interest rates, we would anticipate that our net interest revenue, on a fully-taxed equivalent basis, should be in the mid-to-upper end of the $115MM and 120MM range for the first half of 2005. We continue to expect to benefit over time from a higher interest rate environment.

Additional detail related to our available for sale securities portfolio as well as overall interest rate sensitivity is contained in the Appendix of the presentation.

Other

Seasonal decline in performance fees in 1Q05

– No carry-over of Newton performance fees

– Related decrease in incentive compensation

1Q05 effective tax rate expected to be approximately 34.5% (non-FTE)

Repurchased 8.4 million common shares in 2004

– Net share reduction of 3.7 million shares .

– 9.5 million common shares available for repurchase under current repurchase program authorization

Tangible common equity ratio of 6.24% (4.72% excluding after-tax benefit related to goodwill / intangibles) /

10

Traditionally, there is a seasonal decline in performance fees in the 1st quarter. I would like to point out that this decline will be somewhat larger than in past years, as there will be no carry-over related to Newton. This reduction is due to the fact that Newton’s performance fees are now based upon performance relative to published indices, where formerly, they were based upon relative performance to a defined peer group, for which the data to determine the final performance fee total was not available until after the release of earnings.

The non-FTE tax rate for the 1st quarter of 2005 is expected to be approximately 34.5%.

Mellon repurchased 8.4 million shares in 2004. We ended the third quarter with a tangible capital ratio of 6.24%, or 4.72%, excluding the after-tax benefit related to goodwill and intangibles. Our ability to generate excess capital together with the current tangible capital position continues to provide the Corporation with significant capital management flexibility that can be used to support reinvestment in our businesses, acquisitions, dividends or share repurchases.

Performance vs. Long-Term Goals

Long-Term Goals 2004 vs. 2003

Fee Revenue Growth 8%

Net Interest Revenue Growth (15%)

Core Sectors Revenue Growth 8 – 9% 4%

Impact of Operating Leverage 2 – 3 9*

Capital Management / Taxes 1 – 2 2

Core Sector Diluted EPS Growth 11 – 14% 15%

Other Activities n/m

Continuing Operations EPS Growth 19%

Return on Equity 20%+ 21%

* Includes the impact of the 2003 $47MM pretax charge related to the repositioning of the HR&IS sector. Excluding the impact of this charge, the operating leverage for the Core Sectors 2004 over 2003 would have been have been approximately 4%. Refer to Slide15 of the Appendix for a reconciliation of reported revenue and expenses to certain Non-GAAP measures.

11

Our results for 2004 demonstrate that Mellon is delivering on its 2004 priorities – organic revenue growth, positive operating leverage, aggressive expense management and improved profitability in the Human Resources & Investor Solutions sector.

Total fee revenue growth in our core business sectors was 8% - reflecting strong growth in Institutional Asset Management, Asset Servicing and Private Wealth Management, although total revenue growth was reduced to 4% due to lower net interest revenue.

Through our commitment to expense management we were able to deliver positive operating leverage. I would point out that the 9% impact of positive operating leverage detailed on the slide includes the impact of the $47 million HR&IS re-positioning charge in 2003. Excluding this charge, the impact of operating leverage 2004 over 2003 would have been approximately 4%.

Our balanced capital management strategy continues to positively impact our growth in earnings per share.

Duplicate slide for speaking notes only

Performance vs. Long-Term Goals

Long-Term 2004 vs. 2003

Goals

Fee Revenue Growth 8%

Net Interest Revenue Growth (15%)

Core Sectors Revenue Growth 8 – 9% 4%

Impact of Operating Leverage 2 – 3 9*

Capital Management / Taxes 1 – 2 2

Core Sector Diluted EPS Growth 11 – 14% 15%

Other Activities n/m

Continuing Operations EPS Growth 19%

Return on Equity 20%+ 21%

* Includes the impact of the 2003 $47MM pretax charge related to the repositioning of the HR&IS sector. Excluding the impact of this charge, the operating leverage for the Core Sectors 2004 over 2003 would have been have been approximately 4%. Refer to Slide15 of the Appendix for a reconciliation of reported revenue and expenses to certain Non-GAAP measures.

11

Reported Continuing Operations EPS grew 19% in 2004 and return on equity was 21%. Our 2004 reported results from Continuing Operations were impacted by 4 factors outside our core sectors - the Shinsei gain, business exit write-downs, the move to the new European headquarters and the reduction in the sublease loss reserve associated with One Mellon Center. These items are detailed in the Appendix of this presentation.

We enter 2005 with significant momentum. For the 4th quarter of 2004 compared to the 3rd quarter of 2004, fee revenue for our Core Sectors, excluding performance fees, grew at a 7% unannualized rate. Net interest revenue, on an FTE basis, totaled $118 million, at the upper end of our guidance range, and expectations remain for improved net interest revenue in 2005 compared to 2004. In addition, management continues to take actions to maintain expense control, and deliver positive operating leverage and growth to our shareholders.

Operator, you may now open the lines for questions.

Questions & Answers

Investor Relations Contacts

Steve Lackey (412) 234-5601

Andy Clark (412) 234-4633

13

Appendix

Reconciliation of Reported Revenue and Expense

2004 2003

($ millions)

Reported Adj. Adjusted Reported Adj. Adjusted

Fee Revenue $4,056 ($93) $3,963 $3,607 $- $3,607

Gain on Sales of Securities 8 — 8 62 — 62

Total Non-Interest Revenue $4,064 ($93) $3,971 $3,669 $— $3,669

Net Interest Revenue 458 — 458 570 — 570

Loan Loss Provision (11) — (11) 7 — 7

NIR after Provision $469 $— $469 $563 $— $563

Staff Expense 1,977 — 1,977 1,883 (29) 1,854

Net Occupancy Expense 284 (6) 278 265 — 265

Equipment Expense 209 — 209 226 (18) 208

Other Expense 906 (20) 886 862 (3) 859

Total Operating Expense $3,376 ($26) $3,350 $3,236 ($50) $3,186

15

Business Sector Performance

Institutional Asset Management

Growth ( ($millions) 2004 vs. 2003

Fee Revenue $208 34%

Net Interest Revenue 1 $209 nm 35%

Operating Expense 101 21%

2004 2003

Pre-Tax Margin 29% 21%

Assets Under Management* $526B $466B

Performance Fees $127MM $70MM

*Represents period end data. Preliminary for year-end 2004. Includes assets sub-advised for other Mellon sectors of $26B and $21B for 2004 and 2003, respectively.

16

Business Sector Performance

Mutual Funds

Growth ( ($millions) 2004 vs. 2003

Fee Revenue $(12) (2%)

Net Interest Revenue (1) $(13) nm (2%)

Operating Expense (10) (3%)

2004 2003

Pre-Tax Margin 35% 35%

Assets Under Management* $157B $165B

*Represents period end data. Preliminary for year-end 2004. Includes assets sub-advised by other Mellon sectors of $24B and $22B for 2004 and 2003, respectively.

17

Business Sector Performance

Private Wealth Management

2004 vs. 2003

Growth ( ($millions)

Fee Revenue $17 5%

Net Interest Revenue (11) $6 (5%) 1%

Operating Expense 22 7%

2004 2003

Pre-Tax Margin 41% 45%

Total Client Assets* $78B $75B

*Represents period end data. Preliminary for year-end 2004.

18

Business Sector Performance

Asset Servicing

Growth ($ millions) 2004 vs. 2003

Fee Revenue $87 13%

Net Interest Revenue (13) $74 (15%) 10%

Operating Expense 51 8%

2004 2003

Pre-Tax Margin 21% 20%

Assets Under Custody* $3,199B $2,688B

*Represents period end data. Preliminary for year-end 2004.

19

Business Sector Performance

Human Resources & Investor Solutions

Growth ($ millions) 2004 vs. 2003*

Fee Revenue $(26) (3%)

Net Interest Revenue 16 ($10) nm (1%)

Operating Expense (56) (6%)

2004 2003*

Pre-Tax Margin 6% 1%

* 2003 excludes the impact of expenses ($47MM) associated with repositioning the HR&IS sector.

20

Business Sector Performance

Treasury Services

Growth ($ millions) 2004 vs. 2003

Fee Revenue $(3) (1%)

Net Interest Revenue (96) ($99) (24%) (13%)

Operating Expense (6) (1%)

2004 2003

Pre-Tax Margin 37% 44%

21

Asset Management

Revenue Sensitivity

A sustained (1 year) 100 point change in the S&P 500 Index, applied to our assets under management mix, results in an approximate change of $40—$50 million in investment management fees, which net of incentives approximates a $0.05—$0.06 per share impact.*

Asset Management Sector Revenue Sensitivity ( ($millions) Billing Cycle

Institutional Asset Management $20—$25 AUM—Qtr End

Mutual Funds $12—$15 AUM—Daily

Private Wealth Management $8—$10 AUM—Month End 45 Day Lag

$40—$50

* Assumes no material change in the mix of assets under management

22

Securities Available for Sale*

12/31/04 12/31/03

( ($billions) Amortized Cost Avg. . Yield Est. Avg. . . Repricing Life Amortized Cost Avg. . Yield Est. Avg. . . Repricing Life

Fixed rate

Mortgage-backed - $0.4 5.53% 4.4 $0.5 5.72% 4.2 .

Collateralized mortgage obligation 4.1 4.52% 3.7 5.3 4.57% 4.0 .

U.S. Treasury & agency . . 1.7 3.15% 2.0 0.5 1.02% 0.3 .

State & political subdivisions 0.7 6.98% 16.0 0.5 6.95% 15.0 .

Adjustable/floating rate mortgage-backed -

Floating rate 4.1 2.85% 0.1 2.6 1.73% 0.1 .

Adjustable rate 2.3 3.50% 1.7 1.1 3.19% 2.0 .

Bonds/notes/preferred stock/other — 0.2 .

Total $13.3 3.82% 2.7 $10.7 3.74% 3.3 .

Memo – 9/30/04: $12.4 3.70% 2.9 .

* Preliminary

Notes: Average yields are weighted averages and are presented on an FTE basis using a 35% federal income tax rate. Estimated average repricing lives are in years. Estimated lives for mortgage-backed securities include the effect of estimated prepayments, while the estimated lives for U.S. Treasury & agency and states & political subdivisions securities are final maturities.

23

Interest Rate Sensitivity Analysis*

Movements in Interest Rates from 9/30/04

Interest Rate Increase

Simulated impact in the next 12 months compared with 9/30/04 +100bp +200bp

Net Interest Revenue 0.5% (0.2%) ..

Earnings per Share $0.00 $0.00 .

Return on Equity 4bp (2bp)

The impact from the interest rate movements was developed by simulating the effect of rates changing in a gradual fashion over a six month period from 9/30/04 The interest rate sensitivity simulation assumes that for a given basis point change in short-term rates over a six month period, long-term rates only change - by approximately 80% of the assumed change in short-term rates -

*Information reprinted from the Sept 30, 2004 10-Q. See Pages 53 and 54 of the 10-Q for additional information.

24